                                                                   Exhibit 23.03


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Joint Consent Solicitation Statement/Prospectus of NTS Realty Holdings Limited Partnership for the registration of 11,424,536 partnership units and to the inclusion therein of our report dated September 12, 2003, with respect to the combined financial statements and schedule of NTS Private Group at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, our report dated September 12, 2003 (except for Note 6, as to which the date is December 5, 2003), with respect to the balance sheets of ORIG, LLC as of December 31, 2002 and 2001 and our report dated January 21, 2004 regarding the balance sheet of NTS Realty Holdings Limited Partnership as of January 15, 2004.

                                                      /s/ Ernst & Young LLP

Louisville, Kentucky
February 2, 2004